Exhibit 99.1

Colgate Announces 2nd Quarter 2016 Results

NEW YORK--(BUSINESS WIRE)--July 28, 2016--Colgate-Palmolive Company (NYSE:CL) today reported worldwide Net sales of $3,845 million in second quarter 2016, a decrease of 5.5% versus second quarter 2015. Global unit volume decreased 3.0%, pricing increased 3.0% and foreign exchange was negative 5.5%. Excluding divested businesses and the impact of the previously disclosed deconsolidation of the Company’s Venezuelan operations, unit volume increased 1.5%. Organic sales (Net sales excluding the impact of foreign exchange, acquisitions, divestments and the deconsolidation of the Company’s Venezuelan operations) grew 4.5%.

Net income and Diluted earnings per share in second quarter 2016 were $600 million and $0.67, respectively. Net income in second quarter 2016 included $44 million ($0.05 per diluted share) of aftertax charges resulting from the Company’s Global Growth and Efficiency Program (the “2012 Restructuring Program”) and a $13 million ($0.01 per diluted share) net benefit related to a previously disclosed foreign tax matter.

Net income and Diluted earnings per share in second quarter 2015 were $574 million and $0.63, respectively. Net income in second quarter 2015 included $65 million ($0.07 per diluted share) of aftertax charges resulting from the 2012 Restructuring Program, an effective devaluation in Venezuela and a foreign tax matter.

Excluding charges resulting from the 2012 Restructuring Program in both periods, a net benefit related to a foreign tax matter in 2016 and charges related to an effective devaluation in Venezuela and a foreign tax matter in 2015, Net income in second quarter 2016 was $631 million, a decrease of 1% versus second quarter 2015, and Diluted earnings per share in second quarter 2016 was $0.70, even with second quarter 2015. Excluding these items in both periods, as applicable, and excluding Venezuela’s operating results in both periods, Diluted earnings per share increased double digit on a currency-neutral basis.

Gross profit margin was 59.9% in second quarter 2016 versus 58.2% in second quarter 2015. Excluding charges from the 2012 Restructuring Program in both periods, Gross profit margin was 60.2% in second quarter 2016, an increase of 190 basis points versus the year ago quarter. This increase was primarily driven by cost savings from the Company’s funding-the-growth initiatives and the 2012 Restructuring Program and higher pricing, partially offset by higher raw and packaging material costs, which included foreign exchange transaction costs and the impact of the deconsolidation of the Company’s Venezuelan operations effective December 31, 2015.

Selling, general and administrative expenses were 34.3% of Net sales in second quarter 2016 versus 34.0% of Net sales in second quarter 2015. Excluding charges from the 2012 Restructuring Program in both periods, Selling, general and administrative expenses increased by 30 basis points to 34.0% of Net sales in second quarter 2016, due to higher overhead expenses. Worldwide advertising investment decreased 4% to $394 million versus $410 million in the year ago quarter.

Operating profit increased to $944 million in second quarter 2016 compared to $932 million in second quarter 2015. Excluding charges resulting from the 2012 Restructuring Program in both periods and an effective devaluation in Venezuela in 2015, Operating profit was $1,003 million in second quarter 2016, even with second quarter 2015. Operating profit margin was 24.6% in second quarter 2016 versus 22.9% in second quarter 2015. Excluding these items in both periods, as applicable, Operating profit margin was 26.1% in second quarter 2016, an increase of 150 basis points versus the year ago quarter.

Net cash provided by operations year-to-date was $1,320 million compared to $1,223 million in the comparable 2015 period, reflecting strong operating earnings and the timing of income tax payments, partially offset by the impact of the deconsolidation of the Company’s Venezuelan operations effective December 31, 2015 and a voluntary contribution to an employee postretirement plan. Working capital as a percentage of Net sales was negative 2.6% compared to negative 0.2% in the year ago period, reflecting the Company’s continued tight focus on working capital and the impact of reclassifying current deferred tax assets to noncurrent deferred tax assets upon the adoption of a new accounting standard.

Ian Cook, Chairman, President and Chief Executive Officer, commented on the second quarter results, “As expected, foreign currency headwinds continued during the second quarter resulting in the 5.5% net sales decline.

“In the face of continued challenging macroeconomic conditions worldwide, we are pleased to have achieved another quarter of strong organic sales growth, with every operating division contributing. The 4.5% worldwide organic sales growth was led by emerging markets where organic sales grew a strong 6.5%, despite economic challenges in several countries.

“Gross profit margin, operating profit margin and net income as a percent to sales all increased versus the year ago period.

“Colgate’s leadership of the global toothpaste market continued during the quarter with its global market share now at 43.8% year-to-date. Our global leadership in manual toothbrushes also continued with Colgate’s global market share in that category now at 33.5% year-to-date.”

In closing, Mr. Cook commented on the outlook for 2016, “As we look ahead, macroeconomic conditions and foreign exchange volatility remain challenging. We expect a low to mid-single-digit net sales decline for the year due to continued currency headwinds. Despite this, we continue to anticipate another year of solid organic sales growth in 2016, driven by a full new product pipeline across all categories and geographies.

“On a GAAP basis, based on current spot rates, we are planning for a year of gross margin expansion and expect high double-digit earnings per share growth, reflecting the impact of the 2015 charge related to the deconsolidation of our Venezuelan operations.

“Excluding the 2015 and 2016 items noted above, based on current spot rates, we continue to plan for a year of gross margin expansion, and continue to expect earnings per share to be flat with 2015 on a dollar basis. This reflects a double-digit increase in earnings per share on a currency-neutral basis, excluding Venezuela from 2015 and 2016 results.”

At 11:00 a.m. ET today, Colgate will host a conference call to elaborate on second quarter results. To access this call as a webcast, please go to Colgate’s website at http://www.colgatepalmolive.com.

The following are comments about divisional performance for second quarter 2016 versus the year ago period. See attached Geographic Sales Analysis Percentage Changes and Segment Information tables for additional information on divisional net sales and operating profit.

North America (21% of Company Sales)

North America Net sales increased 2.0% in second quarter 2016. Unit volume increased 3.5% with 1.5% lower pricing, while foreign exchange was even with the year ago quarter. Organic sales increased 2.0% during the quarter.

Operating profit in North America increased 12% in second quarter 2016 to $250 million, or 290 basis points to 31.5% of Net sales. This increase in Operating profit as a percentage of Net sales was primarily due to an increase in Gross profit and a decrease in Selling, general and administrative expenses, both as a percentage of Net sales. This increase in Gross profit was primarily driven by cost savings from the Company’s funding-the-growth initiatives and lower raw and packaging material costs, which were partially offset by lower pricing due to increased in-store promotional activities. This decrease in Selling, general and administrative expenses was due to lower overhead expenses and decreased advertising investment, in part reflecting a shift from advertising investment to in-store promotional activities.

In the U.S., new product launches are contributing to volume growth. Market share gains year-to-date were seen in toothpaste, manual toothbrushes, mouthwash, liquid hand soap, body wash, liquid cleaners and fabric conditioners. Colgate maintained its leadership in toothpaste during the quarter with its market share in that category strengthening to 35.7% year-to-date, up 0.4 share points versus the year ago period, driven by strong sales of Colgate Total Daily Repair, Colgate Optic White Platinum High Impact White, Colgate Sensitive Smart White and Tom’s of Maine Rapid Relief Sensitive toothpastes. In manual toothbrushes, Colgate strengthened its brand market leadership in the U.S. with its market share in that category at 42.1% year-to-date, up 0.7 share points versus the year ago period. Strong sales of Colgate 360° Enamel Health Whitening, Colgate 360° Optic White Platinum and Colgate Total 360° 4 Zone manual toothbrushes contributed to volume growth in the quarter.

Successful new products driving volume growth in the U.S. in other categories include Colgate Total Daily Repair and Colgate Kids mouthwashes, Softsoap Pure foaming hand soap, Softsoap Luminous Oils and Irish Spring Signature For Men body washes and Palmolive Fusion Clean dish liquid.

Latin America (24% of Company Sales)

Latin America Net sales decreased 16.5% in second quarter 2016. Unit volume decreased 13.5% with 9.5% higher pricing, while foreign exchange was negative 12.5%. Excluding the impact of the deconsolidation of the Company’s Venezuelan operations, unit volume was even with the year ago quarter as volume gains in Mexico and Central America were offset by volume declines in Brazil and Argentina. Organic sales for Latin America increased 9.5%.

Operating profit in Latin America decreased 12% in second quarter 2016 to $284 million, while as a percentage of Net sales it increased 180 basis points to 30.3%. This increase in Operating profit as a percentage of Net sales was primarily due to an increase in Gross profit, partially offset by an increase in Selling, general and administrative expenses, both as a percentage of Net sales. This increase in Gross profit was due to cost savings from the Company’s funding-the-growth initiatives and higher pricing, which were partially offset by higher costs, which included foreign exchange transaction costs and the impact of the deconsolidation of the Company’s Venezuelan operations effective December 31, 2015. This increase in Selling, general and administrative expenses was primarily due to increased advertising investment, which was partially offset by lower overhead expenses.

Colgate strengthened its leadership in toothpaste throughout Latin America during the quarter, driven by market share gains in Brazil, Argentina, Colombia, Nicaragua, Peru, Uruguay, Paraguay and Costa Rica. Strong sales of Colgate Luminous White Advanced Expert and Colgate Triple Action Extra Whitening toothpastes contributed to volume growth throughout the region. Colgate’s leadership in the manual toothbrush category continued throughout the region, driven by strong sales of Colgate Luminous White Advanced Toothbrush + Built-In Whitening Pen, Colgate Triple Action Whitening, Colgate 360° Gold and Colgate Professional Lab series manual toothbrushes.

Products in other categories contributing to growth throughout the region include Colgate Plax 2 in 1 mouthwashes, Protex Pro-Hidrata shower gel, bar soap and liquid hand soap, Protex for Men 3 in 1 shower gel and bar soap, Suavitel Superior Care Vanilla fabric conditioner, Axion Complete dish liquid and Fabuloso Pure Cleaning liquid cleaner.

Europe (16% of Company Sales)

Europe Net sales increased 0.5% in second quarter 2016. Unit volume increased 4.0%, pricing decreased 3.0% and foreign exchange was negative 0.5%. Volume gains were led by the United Kingdom, Italy and Poland, partially offset by volume declines in France. Organic sales for Europe increased 1.0%.

Operating profit in Europe decreased 6% in second quarter 2016 to $138 million, or 160 basis points to 22.8% of Net sales. This decrease in Operating profit as a percentage of Net sales was primarily due to a decrease in Gross profit and an increase in Selling, general and administrative expenses, both as a percentage of Net sales. This decrease in Gross profit was primarily driven by higher raw and packaging material costs, which included foreign exchange transaction costs, and lower pricing due to increased in-store promotional activities, partially offset by cost savings from the Company’s funding-the-growth initiatives and the 2012 Restructuring Program. The increase in Selling, general and administrative expenses was due to higher overhead expenses, partially offset by lower advertising investment, in part reflecting a shift from advertising investment to in-store promotional activities.

Colgate maintained its oral care leadership in Europe during the quarter, driven by toothpaste market share gains in Germany, Poland, Denmark, Italy, Austria, France, Spain, Greece, Belgium, Bulgaria and Latvia. Successful premium products contributing to volume gains in oral care include elmex Sensitive Professional Repair & Prevent, Colgate Total Proof and Colgate Sensitive Pro-Relief Extra Strength toothpastes, Colgate Max White Expert White Toothbrush + Built-In Whitening Pen and Colgate 360° Advanced manual toothbrush.

Premium innovations contributing to volume growth in other product categories include Sanex Advanced shower oils and body balms, Palmolive Naturals and Palmolive Gourmet shower gels, Palmolive Sensorials line of dish liquids, Palmolive Skin Garden shower gel, bath foam, liquid hand soap, bar soap and body lotion, Sanex Men shower gel and deodorant, Ajax Kitchen Specialist line of spray cleaners and Soupline Complete Care fabric conditioner.

Asia Pacific (18% of Company Sales)

Asia Pacific Net sales decreased 7.0% during second quarter 2016. Unit volume decreased 3.0%, pricing increased 1.0% and foreign exchange was negative 5.0%. Excluding divested businesses, unit volume increased 1.0%. Volume gains led by India and the Philippines were partially offset by volume declines in the Greater China region. Organic sales for Asia Pacific increased 2.0%.

Operating profit in Asia Pacific increased 1% in second quarter 2016 to $219 million, or 250 basis points to 31.4% of Net sales. This increase in Operating profit as a percentage of Net sales was primarily due to an increase in Gross profit and a decrease in Selling, general and administrative expenses, both as a percentage of Net sales. This increase in Gross profit was mainly driven by cost savings from the Company’s funding-the-growth initiatives and higher pricing, partially offset by higher raw and packaging material costs, which included foreign exchange transaction costs. This decrease in Selling, general and administrative expenses was due to decreased advertising investment and lower overhead expenses.

Colgate continued its toothpaste leadership in the Asia Pacific region during the quarter, driven by market share gains in Hong Kong, Taiwan, the Philippines, New Zealand and Vietnam. Successful new products including Colgate Optic White Instant, Colgate Optic White Platinum, Colgate Sensitive Clove Essence, Colgate Naturals and Colgate MinionsTM toothpastes contributed to volume growth in the region.

Successful products contributing to volume growth in other categories in the region include Colgate Pain Out dental gel, Colgate A1, Colgate Slim Soft Tri Tip, Colgate Gum Clean, Colgate Zig Zag Charcoal, Colgate Super Flexi Black and Colgate MinionsTM manual toothbrushes, Colgate Plax Ice Infinity mouthwash, Palmolive Oil Infusions body wash, liquid hand soap and body lotions and Protex Thai Therapy bar soap.

Africa/Eurasia (6% of Company Sales)

Africa/Eurasia Net sales decreased 6.0% during second quarter 2016. Unit volume decreased 1.5%, pricing increased 9.0% and foreign exchange was negative 13.5%. Volume gains in the Sub-Sahara Africa region and the Gulf States were more than offset by volume declines in the Central Asia Caucasus region and South Africa. Organic sales for Africa/Eurasia increased 7.5%.

Operating profit in Africa/Eurasia was $45 million in second quarter 2016, even with the second quarter of 2015, while as a percentage of Net sales it increased 110 basis points to 18.8%. This increase in Operating profit as a percentage of Net sales was primarily due to an increase in Gross profit, partially offset by an increase in Selling, general and administrative expenses, both as a percentage of Net sales. This increase in Gross profit was mainly driven by cost savings from the Company’s funding-the-growth initiatives and higher pricing, partially offset by higher raw and packaging material costs, which includes higher foreign exchange transaction costs. This increase in Selling, general and administrative expenses was primarily due to higher overhead expenses, which were partially offset by decreased advertising investment, in part reflecting a shift from advertising investment to in-store promotional activities.

Colgate continued its toothpaste leadership in Africa/Eurasia during the quarter, with market share gains in Russia, South Africa, Saudi Arabia, Israel and Kenya. Successful products contributing to growth in the region include Colgate Total Pro Breath Health, Colgate Sensitive Pro-Relief Repair & Prevent, Colgate Optic White Lasting White and Colgate Altai Herbs Ginseng toothpastes, Colgate 360° Charcoal Gold and Colgate Slim Soft Sensitive Gum Care manual toothbrushes, Palmolive Aroma Sensations and Palmolive Naturals shower gels and Lady Speed Stick Bio Protection deodorant.

Hill’s Pet Nutrition (15% of Company Sales)

Hill’s Net sales increased 3.5% in second quarter 2016. Unit volume increased 1.5% with 2.5% higher pricing, while foreign exchange was negative 0.5%. Volume gains were led by the United States, Western Europe and Russia. Hill’s organic sales increased 4.0%.

Hill’s Operating profit increased 11% in second quarter 2016 to $162 million, or 190 basis points to 28.3% of Net sales. This increase in Operating profit as a percentage of Net sales was due to a decrease in Selling, general and administrative expenses and a decrease in Other (income) expense, net. Gross profit as a percentage of Net sales was even with the second quarter of 2015, as cost savings from the Company’s funding-the-growth initiatives and higher pricing, were offset by higher costs, primarily driven by higher raw and packaging material costs, which included foreign exchange transaction costs. This decrease in Selling, general and administrative expenses was due to lower overhead expenses and decreased advertising investment, in part reflecting a shift from advertising investment to in-store promotional activities. This decrease in Other (income) expense, net was in part due to a foreign sales tax benefit.

Successful products driving volume growth in the U.S. include Hill’s Prescription Diet Metabolic + Mobility and Metabolic + Urinary, Hill’s Prescription Diet i/d Stress and i/d Sensitive, Hill’s Prescription Diet Derm Defense, Hill’s Science Diet Urinary and Hairball Control, Hill’s Science Diet Perfect Weight stews, Hill’s Science Diet Healthy Cuisine and Hill’s Science Diet Sensitive Stomach and Skin Small & Toy Breed.

Successful products driving volume growth internationally include Hill’s Prescription Diet Metabolic + Mobility and Metabolic + Urinary, Hill’s Prescription Diet Derm Defense, Hill’s Prescription Diet i/d Stress and i/d Sensitive, Hill’s Science Diet Urinary and Hill’s Science Diet Perfect Weight.

***

About Colgate-Palmolive: Colgate-Palmolive is a leading global consumer products company, tightly focused on Oral Care, Personal Care, Home Care and Pet Nutrition. Colgate sells its products in over 200 countries and territories around the world under such internationally recognized brand names as Colgate, Palmolive, Speed Stick, Lady Speed Stick, Softsoap, Irish Spring, Protex, Sorriso, Kolynos, elmex, Tom’s of Maine, Sanex, Ajax, Axion, Fabuloso, Soupline and Suavitel, as well as Hill’s Science Diet, Hill’s Prescription Diet and Hill’s Ideal Balance. For more information about Colgate’s global business, visit the Company’s website at http://www.colgatepalmolive.com. To learn more about Colgate Bright Smiles, Bright Futures® oral health education program, please visit http://www.colgatebsbf.com. CL-E

Market Share Information

Management uses market share information as a key indicator to monitor business health and performance. References to market share in this press release are based on a combination of consumption and market share data provided by third-party vendors, primarily Nielsen, and internal estimates. All market share references represent the percentage of the dollar value of sales of our products, relative to all product sales in the category in the countries in which the Company competes and purchases data (excluding Venezuela from all periods). The Company measures year-to-date market shares from January 1 of the relevant year through the most recent period for which market share data is available, which typically reflects a lag time of one or two months. The Company believes that the third-party vendors it uses to provide data are reliable, but it has not verified the accuracy or completeness of the data or any assumptions underlying the data. In addition, market share information calculated by the Company may be different from market share information calculated by other companies due to differences in category definitions, the use of data from different countries, internal estimates and other factors.

Cautionary Statement on Forward-Looking Statements

This press release and the related webcast may contain forward-looking statements. Such statements may relate, for example, to sales or volume growth, organic sales growth, profit or profit margin growth, earnings per share growth (including on a currency-neutral basis), financial goals, the impact of foreign exchange volatility, cost-reduction plans including the 2012 Restructuring Program, tax rates, new product introductions or commercial investment levels, among other matters. These statements are made on the basis of our views and assumptions as of this time and we undertake no obligation to update these statements except as required by law. We caution investors that any such forward-looking statements are not guarantees of future performance and that actual events or results may differ materially from those statements. Investors should consult the Company’s filings with the Securities and Exchange Commission (including the information set forth under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015) for information about certain factors that could cause such differences. Copies of these filings may be obtained upon request from the Company’s Investor Relations Department or on the Company’s website at http://www.colgatepalmolive.com.

Non-GAAP Financial Measures

The following provides information regarding the non-GAAP financial measures used in this earnings release and/or the related webcast:

This release discusses Net sales growth (GAAP) and organic sales growth, which is Net sales growth excluding the impact of foreign exchange, acquisitions, divestments and the deconsolidation of the Company’s Venezuelan operations (non-GAAP). Management believes the organic sales growth measure provides investors and analysts with useful supplemental information regarding the Company’s underlying sales trends by presenting sales growth excluding the external factor of foreign exchange as well as the impact from acquisitions, divestments and the deconsolidation of the Company’s Venezuelan operations. See “Geographic Sales Analysis Percentage Changes” for the three and six months ended June 30, 2016 vs 2015 included with this release for a comparison of organic sales growth to Net sales growth in accordance with GAAP.

To supplement Colgate’s Condensed Consolidated Statements of Income presented in accordance with GAAP, the Company has disclosed non-GAAP measures of operating results that exclude certain items. Worldwide Gross profit, Gross profit margin, Selling, general and administrative expenses, Selling, general and administrative expenses as a percentage of Net sales, Other (income) expense, net, Operating profit, Operating profit margin, Effective income tax rate, Net income attributable to Colgate-Palmolive Company and Diluted earnings per common share are discussed both as reported (on a GAAP basis) and, as applicable, excluding charges resulting from the 2012 Restructuring Program, a charge related to an effective devaluation in Venezuela and a net benefit and a charge related to a foreign tax matter (non-GAAP). These non-GAAP financial measures exclude items that, either by their nature or amount, management would not expect to occur as part of the Company’s normal business on a regular basis, such as restructuring charges, charges for certain litigation and tax matters, gains and losses from certain divestitures and certain unusual, non-recurring items. Investors and analysts use these financial measures in assessing the Company’s business performance, and management believes that presenting these financial measures on a non-GAAP basis provides them with useful supplemental information to enhance their understanding of the Company’s underlying business performance and trends. These non-GAAP financial measures also enhance the ability to compare period-to-period financial results. See “Non-GAAP Reconciliations” for the three and six months ended June 30, 2016 and 2015 included with this release for a reconciliation of these financial measures to the related GAAP measures.

The Company uses these financial measures internally in its budgeting process and as factors in determining compensation. While the Company believes that these financial measures are useful in evaluating the Company’s underlying business performance and trends, this information should be considered as supplemental in nature and is not meant to be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similar measures presented by other companies.

The Company defines free cash flow before dividends as Net cash provided by operations less Capital expenditures. As management uses this measure to evaluate the Company’s ability to satisfy current and future obligations, repurchase stock, pay dividends and fund future business opportunities, the Company believes that it provides useful information to investors. Free cash flow before dividends is not a measure of cash available for discretionary expenditures since the Company has certain non-discretionary obligations such as debt service that are not deducted from the measure. Free cash flow before dividends is not a GAAP measurement and may not be comparable to similarly titled measures reported by other companies. See “Condensed Consolidated Statements of Cash Flows” for the six months ended June 30, 2016 and 2015 for a comparison of free cash flow before dividends to Net cash provided by operations as reported in accordance with GAAP.

Explanatory Note Regarding Currency-Neutral Calculations

Diluted earnings per share growth for second quarter 2016, on a currency-neutral basis, eliminates from Diluted earnings per share growth (GAAP) charges resulting from the 2012 Restructuring Program, a charge related to an effective devaluation in Venezuela, a net benefit and a charge related to a foreign tax matter, 2015 and 2016 Venezuela results and period-over-period changes in foreign exchange rates in the translation of local currency results into U.S. dollars. Accordingly, for purposes of calculating Diluted earnings per share growth for second quarter 2016, on a currency-neutral basis, second quarter 2016 local currency results, which include the impact of foreign currency transaction gains and losses, are translated into U.S. dollars using average foreign exchange rates for second quarter 2015.

Management’s estimate of earnings per share growth on a currency-neutral basis for full year 2016 eliminates from earnings per share growth (GAAP) a charge related to the change of accounting for the Company’s Venezuelan subsidiary, charges resulting from the 2012 Restructuring Program, charges related to effective devaluations in Venezuela, a gain on the sale of the Company’s South Pacific laundry detergent business, a net benefit and a charge related to a foreign tax matter, a charge for a foreign competition law matter, 2015 and 2016 Venezuela results and period-over-period changes in foreign exchange rates in the translation of local currency results into U.S. dollars. Accordingly, for purposes of estimating earnings per share growth for full year 2016, on a currency-neutral basis, estimated full year 2016 local currency results, which include the impact of foreign currency transaction gains and losses, are translated into U.S. dollars using 2015 average foreign exchange rates by quarter.

(See attached tables for second quarter results.)

		Table 1

Colgate-Palmolive Company

Condensed Consolidated Statements of Income

For the Three Months Ended June 30, 2016 and 2015

(Dollars in Millions Except Per Share Amounts) (Unaudited)

	2016	2015

Net sales	$3,845	$4,066

Cost of sales	1,541	1,699

Gross profit	2,304	2,367

Gross profit margin	59.9%	58.2%

Selling, general and administrative expenses	1,320	1,381

Other (income) expense, net	40	54

Operating profit	944	932

Operating profit margin	24.6%	22.9%

Interest (income) expense, net	25	6

Income before income taxes	919	926

Provision for income taxes	281	310

Effective tax rate	30.6%	33.5%

Net income including noncontrolling interests	638	616

Less: Net income attributable to noncontrolling interests	38	42

Net income attributable to Colgate-Palmolive Company	$600	$574

Earnings per common share
Basic	$0.67	$0.63
Diluted	$0.67	$0.63

Average common shares outstanding
Basic	893.9	904.6
Diluted	901.1	912.4

		Table 2

Colgate-Palmolive Company

Condensed Consolidated Statements of Income

For the Six Months Ended June 30, 2016 and 2015

(Dollars in Millions Except Per Share Amounts) (Unaudited)

	2016	2015

Net sales	$7,607	$8,136

Cost of sales	3,055	3,377

Gross profit	4,552	4,759

Gross profit margin	59.8%	58.5%

Selling, general and administrative expenses	2,674	2,831

Other (income) expense, net	67	136

Operating profit	1,811	1,792

Operating profit margin	23.8%	22.0%

Interest (income) expense, net	53	14

Income before income taxes	1,758	1,778

Provision for income taxes	546	579

Effective tax rate	31.1%	32.6%

Net income including noncontrolling interests	1,212	1,199

Less: Net income attributable to noncontrolling interests	79	83

Net income attributable to Colgate-Palmolive Company	$1,133	$1,116

Earnings per common share
Basic	$1.27	$1.23
Diluted	$1.26	$1.22

Average common shares outstanding
Basic	893.8	906.1
Diluted	900.7	914.4

			Table 3

Colgate-Palmolive Company

Condensed Consolidated Balance Sheets

As of June 30, 2016, December 31, 2015 and June 30, 2015

(Dollars in Millions) (Unaudited)

	June 30,	December 31,	June 30,
	2016	2015	2015

Cash and cash equivalents	$1,085	$970	$1,059
Receivables, net	1,575	1,427	1,691
Inventories	1,232	1,180	1,324
Other current assets	722	807	914
Property, plant and equipment, net	3,825	3,796	4,039
Other assets, including goodwill and intangibles**	4,076	3,755	4,613
Total assets	$12,515	$11,935	$13,640

Total debt**	$6,572	$6,548	$6,663
Other current liabilities	3,718	3,232	3,709
Other non-current liabilities	2,191	2,199	2,511
Total liabilities	12,481	11,979	12,883
Total Colgate-Palmolive Company shareholders' equity	(281)	(299)	454
Noncontrolling interests	315	255	303
Total liabilities and shareholders' equity	$12,515	$11,935	$13,640

Supplemental Balance Sheet Information
Debt less cash, cash equivalents and marketable securities*	$5,274	$5,476	$5,356
Working capital % of sales	(2.6)%	0.5%	(0.2)%

*	Marketable securities of $213, $102 and $248 as of June 30, 2016, December 31, 2015 and June 30, 2015, respectively, are included in Other current assets.

**	To conform to the current year presentation required by the FASB Accounting Standards Update (“ASU”) No. 2015-03 “Simplifying the Presentation of Debt Issuance Costs,” prior period balances of debt issuance costs have been reclassified from Other assets, including goodwill and intangibles and are now presented as a direct deduction to Total debt.

		Table 4

Colgate-Palmolive Company

Condensed Consolidated Statements of Cash Flows

For the Six Months Ended June 30, 2016 and 2015

(Dollars in Millions) (Unaudited)

	2016	2015

Operating Activities
Net income including noncontrolling interests	$1,212	$1,199
Adjustments to reconcile net income including noncontrolling interests to net cash provided by operations:
Depreciation and amortization	215	225
Restructuring and termination benefits, net of cash	8	59
Venezuela remeasurement charge	-	16
Stock-based compensation expense	48	51
Deferred income taxes	(41)	(60)
Voluntary benefit plan contribution	(50)	-
Cash effects of changes in:
Receivables	(132)	(222)
Inventories	(35)	8
Accounts payable and other accruals	69	(77)
Other non-current assets and liabilities	26	24
Net cash provided by operations	1,320	1,223

Investing Activities
Capital expenditures	(248)	(280)
Purchases of marketable securities and investments	(183)	(365)
Proceeds from sale of marketable securities and investments	87	195
Other	4	12
Net cash used in investing activities	(340)	(438)

Financing Activities
Principal payments on debt	(4,078)	(4,178)
Proceeds from issuance of debt	4,123	4,686
Dividends paid	(704)	(689)
Purchases of treasury shares	(482)	(767)
Proceeds from exercise of stock options and excess tax benefits	274	192
Net cash used in financing activities	(867)	(756)

Effect of exchange rate changes on Cash and cash equivalents	2	(59)
Net increase (decrease) in Cash and cash equivalents	115	(30)
Cash and cash equivalents at beginning of the period	970	1,089
Cash and cash equivalents at end of the period	$1,085	$1,059

Supplemental Cash Flow Information

Free cash flow before dividends (Net cash provided by operations less Capital expenditures)
Net cash provided by operations	$1,320	$1,223
Less: Capital expenditures	(248)	(280)
Free cash flow before dividends	$1,072	$943

Income taxes paid	$507	$640

				Table 5

Colgate-Palmolive Company

Segment Information

For the Three and Six Months Ended June 30, 2016 and 2015

(Dollars in Millions) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net Sales
Oral, Personal and Home Care

North America	$793	$780	$1,593	$1,569
Latin America	938	1,126	1,786	2,213
Europe	606	602	1,194	1,212
Asia Pacific	697	752	1,440	1,544
Africa/Eurasia	239	254	470	508

Total Oral, Personal and Home Care	3,273	3,514	6,483	7,046

Pet Nutrition	572	552	1,124	1,090

Total Net Sales	$3,845	$4,066	$7,607	$8,136

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Operating Profit
Oral, Personal and Home Care

North America	$250	$223	$489	$441
Latin America	284	321	531	629
Europe	138	147	279	294
Asia Pacific	219	217	438	447
Africa/Eurasia	45	45	88	84

Total Oral, Personal and Home Care	936	953	1,825	1,895

Pet Nutrition	162	146	317	293
Corporate(1)	(154)	(167)	(331)	(396)

Total Operating Profit	$944	$932	$1,811	$1,792

Note:
(1) Corporate operations include costs related to stock options and restricted stock units, research and development costs, Corporate overhead costs, restructuring and related implementation costs and gains and losses on sales of non-core product lines and assets.

Corporate Operating profit (loss) for the three months ended June 30, 2016 includes charges of $59 related to the 2012 Restructuring Program. Corporate Operating profit (loss) for the three months ended June 30, 2015 includes charges of $52 related to the 2012 Restructuring Program and a charge of $16 related to the remeasurement of the Company's Venezuelan subsidiary's local currency-denominated net monetary assets as a result of an effective devaluation.

Corporate Operating profit (loss) for the six months ended June 30, 2016 includes charges of $114 related to the 2012 Restructuring Program. Corporate Operating profit (loss) for the six months ended June 30, 2015 includes charges of $152 related to the 2012 Restructuring Program and a charge of $16 related to the remeasurement of the Company's Venezuelan subsidiary's local currency-denominated net monetary assets as a result of an effective devaluation.

Table 6

Colgate-Palmolive Company

Geographic Sales Analysis Percentage Changes

For the Three Months Ended June 30, 2016 vs 2015

(Unaudited)

			COMPONENTS OF SALES CHANGE

						Pricing
						Coupons
	Sales					Consumer &
	Change	Organic	As Reported	Organic	Ex-Divested	Trade	Foreign
Region	As Reported	Sales Change	Volume (1)	Volume	Volume (2)	Incentives	Exchange

Total Company	(5.5)%	4.5%	(3.0)%	1.5%	1.5%	3.0%	(5.5)%

Europe	0.5%	1.0%	4.0%	4.0%	4.0%	(3.0)%	(0.5)%

Latin America (3)	(16.5)%	9.5%	(13.5)%	-%	-%	9.5%	(12.5)%

Asia Pacific (4)	(7.0)%	2.0%	(3.0)%	1.0%	1.0%	1.0%	(5.0)%

Africa/Eurasia	(6.0)%	7.5%	(1.5)%	(1.5)%	(1.5)%	9.0%	(13.5)%

Total International	(9.5)%	5.0%	(6.0)%	1.0%	1.0%	4.0%	(7.5)%

North America	2.0%	2.0%	3.5%	3.5%	3.5%	(1.5)%	-%

Total CP Products	(7.0)%	4.5%	(4.0)%	1.5%	1.5%	3.0%	(6.0)%

Hill's	3.5%	4.0%	1.5%	1.5%	1.5%	2.5%	(0.5)%

Emerging Markets (5)	(10.5)%	6.5%	(7.0)%	0.5%	0.5%	6.0%	(9.5)%

Developed Markets	0.5%	2.0%	1.5%	3.0%	3.0%	(1.0)%	-%

Note:
(1) Volume includes the impact of acquisitions, divestments and the deconsolidation of the Company's Venezuelan operations, as applicable.

(2) Ex-Divested Volume excludes the impact of divestments and the deconsolidation of the Company's Venezuelan operations, as applicable.

(3) Effective December 31, 2015, the Company concluded it no longer met the accounting criteria for consolidation of its Venezuelan subsidiary (“CP Venezuela”) and began accounting for CP Venezuela using the cost method of accounting. As a result, effective December 31, 2015, CP Venezuela's net assets and results are no longer included in the Company's Consolidated Financial Statements. The impact of the deconsolidation of the Company's Venezuelan operations on three months sales and volume was 4.0% for the Total Company.

(4) The sale of the Company's laundry detergent business in the South Pacific was completed on August 31, 2015. The impact of the sale of the Company's laundry detergent business in the South Pacific on three months sales and volume was 1.0% and 0.5%, respectively, for the Total Company.

(5) Emerging Markets include Latin America, Asia (excluding Japan), Africa/Eurasia and Central Europe.

Table 7

Colgate-Palmolive Company

Geographic Sales Analysis Percentage Changes

For the Six Months Ended June 30, 2016 vs 2015

(Unaudited)

			COMPONENTS OF SALES CHANGE

						Pricing
						Coupons
	Sales					Consumer &
	Change	Organic	As Reported	Organic	Ex-Divested	Trade	Foreign
Region	As Reported	Sales Change	Volume (1)	Volume	Volume (2)	Incentives	Exchange

Total Company	(6.5)%	4.5%	(2.0)%	2.5%	2.5%	2.0%	(6.5)%

Europe	(1.5)%	0.5%	4.0%	4.0%	4.0%	(3.5)%	(2.0)%

Latin America (3)	(19.5)%	9.5%	(12.0)%	1.0%	1.0%	8.5%	(16.0)%

Asia Pacific (4)	(6.5)%	3.0%	(1.0)%	2.5%	2.5%	0.5%	(6.0)%

Africa/Eurasia	(7.5)%	8.0%	(0.5)%	(0.5)%	(0.5)%	8.5%	(15.5)%

Total International	(10.5)%	5.5%	(4.5)%	2.0%	2.0%	3.5%	(9.5)%

North America	1.5%	2.0%	3.5%	3.5%	3.5%	(1.5)%	(0.5)%

Total CP Products	(8.0)%	4.5%	(2.5)%	2.5%	2.5%	2.0%	(7.5)%

Hill's	3.0%	4.5%	2.5%	2.5%	2.5%	2.0%	(1.5)%

Emerging Markets (5)	(12.0)%	7.0%	(5.5)%	1.5%	1.5%	5.5%	(12.0)%

Developed Markets	(0.5)%	2.0%	2.0%	3.5%	3.5%	(1.5)%	(1.0)%

Note:

(1) Volume includes the impact of acquisitions, divestments and the deconsolidation of the Company's Venezuelan operations, as applicable.

(2) Ex-Divested Volume excludes the impact of divestments and the deconsolidation of the Company's Venezuelan operations, as applicable.

(3) Effective December 31, 2015, the Company concluded it no longer met the accounting criteria for consolidation of its Venezuelan subsidiary (“CP Venezuela”) and began accounting for CP Venezuela using the cost method of accounting. As a result, effective December 31, 2015, CP Venezuela's net assets and results are no longer included in the Company's Consolidated Financial Statements. The impact of the deconsolidation of the Company's Venezuelan operations on six months sales and volume was 4.0% for the Total Company.

(4) The sale of the Company's laundry detergent business in the South Pacific was completed on August 31, 2015. The impact of the sale of the Company's laundry detergent business in the South Pacific on six months sales and volume was 1.0% and 0.5%, respectively, for the Total Company.

(5) Emerging Markets include Latin America, Asia (excluding Japan), Africa/Eurasia and Central Europe.

Table 8

Colgate-Palmolive Company

Non-GAAP Reconciliations

For the Three Months Ended June 30, 2016 and 2015

(Dollars in Millions Except Per Share Amounts) (Unaudited)

Gross Profit					2016	2015
Gross profit, GAAP					$2,304	$2,367
2012 Restructuring Program					12	4
Gross profit, non-GAAP					$2,316	$2,371

							Basis Point
Gross Profit Margin					2016	2015	Change
Gross profit margin, GAAP					59.9%	58.2%	170
2012 Restructuring Program					0.3%	0.1%
Gross profit margin, non-GAAP					60.2%	58.3%	190

Selling, General and Administrative Expenses					2016	2015
Selling, general and administrative expenses, GAAP					$1,320	$1,381
2012 Restructuring Program					(14)	(11)
Selling, general and administrative expenses, non-GAAP					$1,306	$1,370

							Basis Point
Selling, General and Administrative Expenses as a Percentage of Net Sales					2016	2015	Change
Selling, general and administrative expenses as a percentage of Net sales, GAAP					34.3%	34.0%	30
2012 Restructuring Program					(0.3)%	(0.3)%
Selling, general and administrative expenses as a percentage of Net sales, non-GAAP					34.0%	33.7%	30

Other (Income) Expense, Net					2016	2015
Other (income) expense, net, GAAP					$40	$54
2012 Restructuring Program					(33)	(37)
Venezuela remeasurement charge					-	(16)
Other (income) expense, net, non-GAAP					$7	$1

Operating Profit					2016	2015	% Change
Operating profit , GAAP					$944	$932	1%
2012 Restructuring Program					59	52
Venezuela remeasurement charge					-	16
Operating profit, non-GAAP					$1,003	$1,000	-%

							Basis Point
Operating Profit Margin					2016	2015	Change
Operating profit margin, GAAP					24.6%	22.9%	170
2012 Restructuring Program					1.5%	1.3%
Venezuela remeasurement charge					-%	0.4%
Operating profit margin, non-GAAP					26.1%	24.6%	150

	2016
	Income Before Income Taxes	Provision For Income Taxes(1)	Net Income Including Noncontrolling Interests	Less: Income Attributable To Noncontrolling Interests	Net Income Attributable To Colgate- Palmolive Company	Effective Income Tax Rate(2)	Diluted Earnings Per Share(3)

As Reported GAAP	$919	$281	$638	$38	$600	30.6%	$0.67
2012 Restructuring Program	59	14	45	1	44	(0.4)%	0.05
Benefit from a foreign tax matter, net	-	13	(13)	-	(13)	1.3%	(0.01)
Non-GAAP	$978	$308	$670	$39	$631	31.5%	$0.70

	2015
	Income Before Income Taxes	Provision For Income Taxes(1)	Net Income Including Noncontrolling Interests	Less: Income Attributable To Noncontrolling Interests	Net income Attributable To Colgate- Palmolive Company	Effective Income Tax Rate(2)	Diluted Earnings Per Share(3)

As Reported GAAP	$926	$310	$616	$42	$574	33.5%	$0.63
2012 Restructuring Program	52	12	40	-	40	(0.6)%	0.04
Venezuela remeasurement charge	16	6	10	-	10	0.1%	0.01
Charge for a foreign tax matter	-	(15)	15	-	15	(1.5)%	0.02
Non-GAAP	$994	$313	$681	$42	$639	31.5%	$0.70

Note:
(1) The income tax effect on non-GAAP items is calculated based upon the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment.

(2) The impact of non-GAAP items on the Company's effective tax rate represents the difference in the effective tax rate calculated with and without the non-GAAP adjustment on Income before income taxes and Provision for income taxes.

(3) The impact of non-GAAP adjustments on diluted earnings per share may not necessarily equal the difference between "GAAP" and "non-GAAP" as a result of rounding.

Table 9

Colgate-Palmolive Company

Non-GAAP Reconciliations

For the Six Months Ended June 30, 2016 and 2015

(Dollars in Millions Except Per Share Amounts) (Unaudited)

Gross Profit					2016	2015
Gross profit, GAAP					$4,552	$4,759
2012 Restructuring Program					20	8
Gross profit, non-GAAP					$4,572	$4,767

							Basis Point
Gross Profit Margin					2016	2015	Change
Gross profit margin, GAAP					59.8%	58.5%	130
2012 Restructuring Program					0.3%	0.1%
Gross profit margin, non-GAAP					60.1%	58.6%	150

Selling, General and Administrative Expenses					2016	2015
Selling, general and administrative expenses, GAAP					$2,674	$2,831
2012 Restructuring Program					(40)	(29)
Selling, general and administrative expenses, non-GAAP					$2,634	$2,802

							Basis Point
Selling, General and Administrative Expenses as a Percentage of Net Sales					2016	2015	Change
Selling, general and administrative expenses as a percentage of Net sales, GAAP					35.2%	34.8%	40
2012 Restructuring Program					(0.6)%	(0.4)%
Selling, general and administrative expenses as a percentage of Net sales, non-GAAP					34.6%	34.4%	20

Other (Income) Expense, Net					2016	2015
Other (income) expense, net, GAAP					$67	$136
2012 Restructuring Program					(54)	(115)
Venezuela remeasurement charge					-	(16)
Other (income) expense, net, non-GAAP					$13	$5

Operating Profit					2016	2015	% Change
Operating profit, GAAP					1,811	$1,792	1%
2012 Restructuring Program					114	152
Venezuela remeasurement charge					-	16
Operating profit, non-GAAP					$1,925	$1,960	(2%)

							Basis Point
Operating Profit Margin					2016	2015	Change
Operating profit margin, GAAP					23.8%	22.0%	180
2012 Restructuring Program					1.5%	1.9%
Venezuela remeasurement charge					-%	0.2%
Operating profit margin, non-GAAP					25.3%	24.1%	120

	2016
	Income Before Income Taxes	Provision for Income Taxes(1)	Net Income Including Noncontrolling Interests	Less: Income Attributable to Noncontrolling Interests	Net Income Attributable To Colgate- Palmolive Company	Effective Income Tax Rate(2)	Diluted Earnings Per Share(3)

As Reported GAAP	$1,758	$546	$1,212	$79	$1,133	31.1%	$1.26
2012 Restructuring Program	114	31	83	1	82	(0.2)%	0.09
Benefit from a foreign tax matter, net	-	13	(13)	-	(13)	0.6%	(0.01)
Non-GAAP	$1,872	$590	$1,282	$80	$1,202	31.5%	$1.33

	2015
	Income Before Income Taxes	Provision For Income Taxes(1)	Net Income Including Noncontrolling Interests	Less: Income Attributable to Noncontrolling Interests	Net Income Attributable To Colgate- Palmolive Company	Effective Income Tax Rate(2)	Diluted Earnings Per Share(3)

As Reported GAAP	$1,778	$579	$1,199	$83	$1,116	32.6%	$1.22
2012 Restructuring Program	152	43	109	2	107	(0.3)%	0.11
Venezuela remeasurement charge	16	6	10	-	10	-	0.01
Charge for a foreign tax matter	-	(15)	15	-	15	(0.8)%	0.02
Non-GAAP	$1,946	$613	$1,333	$85	$1,248	31.5%	$1.36

Note:
(1) The income tax effect on non-GAAP items is calculated based upon the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment.

(2) The impact of non-GAAP items on the Company's effective tax rate represents the difference in the effective tax rate calculated with and without the non-GAAP adjustment on Income before income taxes and Provision for income taxes.

(3) The impact of non-GAAP adjustments on diluted earnings per share may not necessarily equal the difference between "GAAP" and "non-GAAP" as a result of rounding.

CONTACT:
Colgate-Palmolive Company
Bina Thompson, 212-310-3072
or
Hope Spiller, 212-310-2291